UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2009

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South La Salle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2009, Northern Trust Corporation (the “Company”) entered into a Repurchase Letter Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company repurchased all 1,576,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value and with a liquidation preference of $1,000 per share (the “Preferred Shares”), for an aggregate repurchase price of $1.576 billion plus a final accrued dividend. Previously, the Company had issued and sold to the Treasury (i) the Preferred Shares and (ii) a ten-year warrant (the “Warrant”) to purchase up to 3,824,624 shares of the Company’s common stock, par value $1.66 2/3 per share (the “Common Stock”), at an exercise price of $61.81 per share, for an aggregate purchase price of $1.576 billion in cash, pursuant to the terms of a Letter Agreement, dated November 14, 2008, and the Securities Purchase Agreement – Standard Terms attached thereto (collectively, the “Securities Purchase Agreement”), as part of the Treasury’s Troubled Asset Relief Program Capital Purchase Program.

The repayment is expected to reduce the Company’s net income applicable to common stock by approximately $68.6 million in the second quarter of 2009. This one time reduction is attributable to the accelerated recognition of the remaining difference between the carrying value of the Preferred Shares and their liquidation preference and is in addition to dividends on the Preferred Shares of $19.5 million that were recorded in the current quarter through the redemption date.

Also on June 17, 2009, the Company delivered to the Treasury a notice of intent to repurchase the Warrant in accordance with the terms of the Securities Purchase Agreement. Under the terms of the Repurchase Agreement, if the Company and the Treasury fail to agree on the fair market value of the Warrant pursuant to the procedures and in accordance with the time periods set forth in the Securities Purchase Agreement, or if the Company revokes the delivery of its Warrant Repurchase Notice, the Company must issue and deliver to the Treasury a substitute warrant in substantially the form of the Warrant, except with the deletion of Section 13(H) of the Warrant, within five calendar days of such occurrence.

A copy of the Repurchase Agreement is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On June 17, 2009, the Company issued a press release announcing the Preferred Stock repurchase transaction and warrant repurchase notice described above. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Repurchase Letter Agreement, dated June 17, 2009, between Northern Trust Corporation and the United States Department of the Treasury

99.1	Press Release of Northern Trust Corporation, dated June 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: June 17, 2009	By:	/s/ William R. Dodds, Jr.
William R. Dodds, Jr.
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Repurchase Letter Agreement, dated June 17, 2009, between Northern Trust Corporation and the United States Department of the Treasury

99.1	Press Release of Northern Trust Corporation, dated June 17, 2009